URBAN EDGE PROPERTIES OMNIBUS SHARE PLAN
PERFORMANCE LTIP UNIT AGREEMENT

Name of Employee:		(the "Employee")

No. of LTIP Units Awarded:

Grant Date:	November 6, 2015

RECITALS
A.    The Employee is an employee of Urban Edge Properties, a Maryland real estate investment trust (the “Company”) and provides services to Urban Edge Properties LP, a Delaware limited partnership, through which the Company conducts substantially all of its operations (the “Partnership”).
B.    Pursuant to the Urban Edge Properties 2015 Omnibus Share Plan (as amended and supplemented from time to time, the “Plan”) and the Limited Partnership Agreement of the Partnership (the “Partnership Agreement”), the Company hereby grants the Employee an award of OP Units (an “Award”) pursuant to Section 11 of the Plan and hereby causes the Partnership to issue to the Employee, the number of LTIP Units (as defined in the Partnership Agreement) set forth above (the “Award LTIP Units”) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement. Upon the close of business on the Grant Date pursuant to this LTIP Unit Award Agreement (this “Agreement”), the Employee shall receive the number of LTIP Units specified above, subject to the restrictions and conditions set forth herein, in the Plan and in the Partnership Agreement.
C.    The exact number of LTIP Units earned under the Award shall be determined following the conclusion of the Performance Period based on the Company’s Total Shareholder Return and Relative Performance during the Performance Period as provided herein. Any LTIP Units not earned upon the end of the Performance Period will be forfeited and any additional LTIP Units owed to the Employee shall be issued as soon as reasonably practical following the end of the Performance Period.
NOW, THEREFORE, the Company, the Partnership and the Employee agree as follows:
1.Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein:

“Absolute TSR Component” means 33⅓ percent of the Award LTIP Units. Such Award LTIP Units shall be earned based on the Company’s Total Shareholder Return during the Performance Period.
“Baseline Value” for each of the Company and the Peer Companies means the dollar amount representing the average of the Fair Market Value of one share of common stock of such company over the five consecutive trading days ending on, and including, the Effective Date.
“Cause” means (a) if the Employee is a party to a Service Agreement, and “Cause” is defined therein, such definition, or (b) if the Employee is not party to a Service Agreement that defines “Cause,” Cause shall mean, the Employee’s: (a) conviction of, or plea of guilty or nolo contendre to, a felony pertaining or otherwise relating to his or her employment with the Company or an affiliate; or (b) willful misconduct that is materially economically injurious to the Company or any of its affiliates, in each case as determined in the Company’s sole discretion.
“Change in Control” means any of the following:
(a)individuals who, on the Grant Date, constitute the Board of Trustees of the Company (the “Incumbent Trustees”) cease for any reason to constitute at least a majority of the Board of Trustees (the “Board”), provided that any person becoming a trustee subsequent to the Grant Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without objection to such nomination) shall be an Incumbent Trustee; provided, however, that no individual initially elected or nominated as a trustee of the Company as a result of an actual or threatened election contest with respect to trustees or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Trustee;

(b)any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Grant Date, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (A) the Company or any majority-owned subsidiary of the Company (provided that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any such majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities or (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) below);

(c)the consummation of a merger, consolidation, share exchange or similar form of transaction involving the Company or any of its subsidiaries, or the sale of all or substantially all of the Company’s assets (a “Business Transaction”), unless immediately following such Business Transaction (a) more than 50% of the total voting power of the entity resulting from such Business Transaction or the entity acquiring the Company’s assets in such Business Transaction (the “Surviving Corporation”) is beneficially owned, directly or indirectly, by the Company’s shareholders immediately prior to any such Business Transaction, and (b) no person (other than the persons set forth in clauses (A), (B) or (C) of paragraph (ii) above or any tax-qualified, broad-based employee benefit plan of the Surviving Corporation or its affiliates) beneficially owns, directly or indirectly, 30% or more of the total voting power of the Surviving Corporation (a “Non-Qualifying Transaction”); or

(d)Board approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company’s shareholders in substantially the same proportions as such shareholders owned the Company Voting Securities immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company to Employee under this Performance LTIP Unit Award Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board.
“Common Shares” means the Company’s common shares of beneficial interest, par value $0.01 per share, either currently existing or authorized hereafter.
“Common Share Price” means, with respect to the Company and each of the Peer Companies, as of a particular date, the average of the Fair Market Value of one share of common stock of such company over the 30 consecutive trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided, however, that if such date is the date upon which a Transactional Change of Control occurs, the Common Share Price of a share of common stock as of such date shall be equal to the fair value, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change of Control for one Common Share.
“Common Units” means Common Partnership Units issued by the Partnership.
“Continuous Service” means the continuous service to the Employer, without interruption or termination, in any capacity of employee, or, with the written consent of the Committee, consultant. Continuous Service shall not be considered interrupted in the case of: (a) any approved leave of absence; (b) transfers among the Employers, or any successor, in any capacity of employee, or with the written consent of the Committee, as a member of the Board or a consultant; or (c) any change in status as long as the individual remains in the service of the Employer in any capacity of employee or (if the Committee specifically agrees in writing that the Continuous Service is not uninterrupted) as a member of the Board or a consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
“Disability” means (a) if the Employee is a party to a Service Agreement, and “Disability” is defined therein, such definition, or (b) if the Employee is not party to a Service Agreement that defines “Disability,” the Employee has been determined by a physician selected by the Company and reasonably acceptable to the Employee to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Distribution Participation Date” shall have the meaning set forth in the Partnership Agreement.
“Effective Date” means November 6, 2015.
“Employer” means either the Company, the Partnership or any of their Subsidiaries that employ the Employee.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” of a security means, as of any given date, the closing sale price reported for such security on the principal stock exchange or, if applicable, any other national exchange on which the security is traded or admitted to trading on such date on which a sale was reported. If there are no market quotations for such date, the determination shall be made by reference to the last day preceding such date for which there are market quotations.
“Good Reason” means (a) if the Employee is party to a Service Agreement, and “Good Reason” is defined therein, such definition, or (b) if the Employee is not party to a Service Agreement that defines “Good Reason,” Good Reason shall mean (i) the assignment to the Employee of duties materially and adversely inconsistent with the Employee’s status prior to the Change in Control or a material and adverse alteration in the nature of the Employee’s duties, responsibilities or authority; (ii) a reduction in the Employee’s base salary; or (iii) a relocation of the Employee’s own office location to a location more than 30 miles from its location prior to the Change in Control.
“LTIP Unit Initial Sharing Percentage” shall have the meaning set forth in the Partnership Agreement.
“Partial Service Factor” means a factor carried out to the sixth decimal to be used in calculating the number of LTIP Units earned pursuant to Section 3(d) hereof in the event of a Qualified Termination of the Employee’s Continuous Service prior to the Valuation Date, determined by dividing (a) the number of calendar days that have elapsed since the Effective Date to and including the date of the Employee’s Qualified Termination by (b) the number of calendar days from the Effective Date to and including the Valuation Date.
“Peer Companies” means: (1) Acadia Realty Trust; (2) American Assets Trust, Inc.; (3) Brixmor Property Group Inc.; (4) Cedar Realty Trust, Inc.; (5) DDR Corp.; (6) Equity One, Inc.; (7) Federal Realty Investment Trust; (8) Inland Real Estate Corporation; (9) Kimco Realty Corporation; (10) Kite Realty Group Trust; (11) Ramco-Gershenson Properties Trust; (12) Regency Centers Corporation; (13) Retail Opportunity Investments Corp.; (14) Retail Properties of America, Inc.; (15) Saul Centers, Inc.; and (16) Weingarten Realty Investors.
“Performance Period” means the period beginning on the Effective Date and ending on the Valuation Date.
“Relative Performance” means the Company’s Total Shareholder Return relative to the Total Shareholder Return of the Peer Companies. Relative Performance will be determined by (a) ranking the Peer Companies from highest to lowest according to their respective Total Shareholder Return; (b) assigning each Peer Company a market capitalization percentage based upon each such Peer Company’s share of equity market capitalization as compared to the total market capitalization of all of the Peer Companies as of the Effective Date; and then (c) constructing a percentile pool whereby each peer company is assigned a percentile range based on its Total Shareholder Return and market capitalization percentage. After this ranking, the Company’s Total Shareholder Return is compared to that of the Peer Companies and is assigned a percentile rank based on the foregoing methodology.
“Relative TSR Component” means 66⅔ percent of the Award LTIP Units. Such Award LTIP Units shall be earned based on the Company’s Relative Performance during the Performance Period.
“Securities Act” means the Securities Act of 1933, as amended.
“Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement then in effect between the Employee, on the one hand, and the Employer, on the other hand, as amended or supplemented through such date.
“Total Shareholder Return” means, for each of the Company and the Peer Companies, with respect to the Performance Period, the total return (expressed as a percentage) that would have been realized by a shareholder who (a) bought one share of common stock of such company at the Baseline Value on the Effective Date, (b) reinvested each dividend and other distribution declared during the Performance Period with respect to such share (and any other shares, or fractions thereof, previously received upon reinvestment of dividends or other distributions or on account of stock dividends), without deduction for any taxes with respect to such dividends or other distributions or any charges in connection with such reinvestment, in additional Common Shares at a price per share equal to (i) the Fair Market Value on the trading day immediately preceding the ex-dividend date for such dividend or other distribution less (ii) the amount of such dividend or other distribution, and (c) sold such shares on the Valuation Date at the Common Share Price on the Valuation Date, without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale. As set forth in, and pursuant to, Section 7 of this Agreement, appropriate adjustments to the Total Shareholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 7 that occur during the Performance Period.
“Transactional Change of Control” means a Change of Control resulting from any person or group making a tender offer for Common Shares, a merger or consolidation where the Company is not the acquirer or surviving entity or consisting of a sale, lease, exchange or other transfer to an unrelated party of all or substantially all of the assets of the Company.
“Valuation Date” means the earlier of (a) the calendar day immediately preceding the third anniversary of the Effective Date, or (b) the date upon which a Change of Control shall occur.
2.Effectiveness of Award. The Employee shall be admitted as a partner of the Partnership with beneficial ownership of the Award LTIP Units as of the Grant Date by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A). Upon execution of this Agreement by the Employee, the Partnership and the Company, the books and records of the Partnership shall reflect the issuance to the Employee of the Award LTIP Units. Thereupon, the Employee shall have all the rights of a Limited Partner of the Partnership with respect to a number of LTIP Units equal to the Award LTIP Units, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 3 below.

3.Vesting and Earning of Award LTIP Units.

(a)This Award is subject to performance vesting during the Performance Period and service vesting thereafter tied to Continuous Service of the Employee for two years after the last day of the Performance Period. The Award LTIP Units will be subject to forfeiture based on the Company’s Total Shareholder Return and Relative Performance during the Performance Period as set forth in this Section 3.

(b)The number of Award LTIP Units earned under the Absolute TSR Component of the Award will be determined as follows:

Total Shareholder Return	Percentage of Absolute TSR Component Earned

21%	20%

39%	60%

50%	100%

The Absolute TSR Component of the Award will be forfeited in its entirety if the Total Shareholder Return is less than 21 percent. If the Total Shareholder Return is between 21 percent and 39 percent, or between 39 percent and 50 percent, the percentage of the Absolute TSR Component earned will be determined using linear interpolation as between those tiers, respectively.
(c)The number of Award LTIP Units earned under the Relative TSR Component of the Award will be determined as follows:

Relative Performance	Percentage of Relative TSR Component Earned

TSR equal to the 50th percentile of Peer Companies	20%

TSR equal to the 65th percentile of Peer Companies	60%

TSR equal to the 75th percentile of Peer Companies	100%

The Relative TSR Component of the Award will be forfeited in its entirety if the Relative Performance is below the 50th percentile of Peer Companies. If the Relative Performance is between the 50th percentile and 65th percentile of Peer Companies, or between the 65th percentile and 75th percentile of Peer Companies, the percentage of the Relative TSR Component earned will be determined using linear interpolation as between those tiers, respectively.
(d)As soon as practicable following the Valuation Date, the Committee shall:

(i)determine the number of LTIP Units earned by the Employee under both the Absolute TSR Component and the Relative TSR Component.

(ii)determine the number of additional LTIP Units that would have accumulated if the Employee had received all distributions paid by the Partnership with respect to earned LTIP Units determined pursuant to clause (i) (reduced by the distributions actually paid with respect to the Award LTIP Units) and such distributions had been invested in Common Units at a price equal to the fair market value of one Common Unit on the ex-dividend date (together with the earned LTIP Units determined pursuant to clause (i), the “Earned LTIP Unit Equivalent”). Notwithstanding the foregoing, the Committee retains the discretion to pay out the value of the distributions determined pursuant to the preceding sentence in cash. In that event, the Earned LTIP Unit Equivalent shall refer to the earned LTIP Units determined pursuant to clause (i) only.

If the Earned LTIP Unit Equivalent is smaller than the number of Award LTIP Units previously issued to the Employee, then the Employee, as of the Valuation Date, shall forfeit a number of Award LTIP Units equal to the difference without payment of any consideration by the Partnership; thereafter the term Award LTIP Units will refer only to the Award LTIP Units that were not so forfeited and neither the Employee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the LTIP Units that were so forfeited. If the Earned LTIP Unit Equivalent is greater than the number of Award LTIP Units previously issued to the Employee, then, upon the performance of the calculations set forth in this Section 3(d): (A) the Company shall cause the Partnership to issue to the Employee, as of the Valuation Date, a number of additional LTIP Units equal to the difference; (B) such additional LTIP Units shall be added to the Award LTIP Units previously issued, if any, and thereby become part of this Award (provided that such additional LTIP Units shall be treated as being issued as of the date they are actually issued for purposes of determining their holding period under the Partnership Agreement); (C) the Company and the Partnership shall take such corporate and partnership action as is necessary to accomplish the grant of such additional LTIP Units; and (D) thereafter the term Award LTIP Units will refer collectively to the Award LTIP Units, if any, issued prior to such additional grant plus such additional LTIP Units; provided that such issuance will be subject to the Employee confirming the truth and accuracy of the representations set forth in Section 14 hereof and executing and delivering such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws. If the Earned LTIP Unit Equivalent is the same as the number of Award LTIP Units previously issued to the Employee, then there will be no change to the number of Award LTIP Units under this Award pursuant to this Section 3.
(e)If any of the Award LTIP Units have been earned based on performance as provided in Section 3(c), subject to Section 4 hereof, the Earned LTIP Unit Equivalent shall become vested in the following amounts and at the following times, provided that the Continuous Service of the Employee continues through and on the applicable vesting date or the accelerated vesting date provided in Section 4 hereof, as applicable:

(i)50 percent of the Earned LTIP Unit Equivalent shall become vested on the date the Committee determines the Earned LTIP Unit Equivalent;

(ii)25 percent of the Earned LTIP Unit Equivalent shall become vested on the calendar day immediately preceding the fourth anniversary of the Effective Date; and

(iii)25 percent of the Earned LTIP Unit Equivalent shall become vested on the calendar day immediately preceding the fifth anniversary of the Effective Date.

(f)Any Award LTIP Units that do not become vested pursuant to Section 3(e) or Section 4 hereof shall, without payment of any consideration by the Partnership, automatically and without notice be forfeited and be and become null and void, and neither the Employee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Award LTIP Units.

4.Termination of Employee’s Service Relationship; Death and Disability.

(a)If the Employee is a party to a Service Agreement and ceases to be an employee of the Company or any of its affiliates, the provisions of Sections 4(b) through 4(d) hereof shall govern the treatment of the Employee’s Award LTIP Units exclusively. The foregoing sentence will be deemed an amendment to any applicable Service Agreement to the extent required to apply its terms consistently with this Section 4, such that, by way of illustration, any provisions of the Service Agreement with respect to accelerated vesting or payout or the lapse of forfeiture restrictions relating to the Employee’s incentive or other compensation awards in the event of certain types of terminations of the Employee’s service relationship with the Employer (such as, for example, termination at the end of the term, termination without Cause by the Employer or termination for Good Reason by the employee) shall not be interpreted as requiring that any calculations set forth in Section 3 hereof be performed or vesting occur with respect to this Award other than as specifically provided in this Section 4. In the event an entity ceases to be a Subsidiary or affiliate of the Company or the Partnership, such action shall be deemed to be a termination of employment of all employees of that entity for purposes of this Agreement, provided that the Committee or the Board, in its sole and absolute discretion, may make provision in such circumstances for lapse of forfeiture restrictions and/or accelerated vesting of some or all of the Employee’s remaining unvested Award LTIP Units that have not previously been forfeited, effective immediately prior to such event. If a Change of Control occurs, Section 5 hereof shall govern the treatment of the Employee’s Award LTIP Units exclusively.

(b)In the event of a termination of the Employee’s Continuous Service by (A) the Employer without Cause after the first anniversary of the Grant Date, (B) the Employee for Good Reason after the first anniversary of the Grant Date, (C) the Employee’s death, or (D) the Employee’s Disability, in each case prior to the Valuation Date (each, a “Qualified Termination”), the Employee will not forfeit the Award LTIP Units upon such termination, but the following provisions of this Section 4(b) shall modify the determination and vesting of the Earned LTIP Unit Equivalent for the Employee:

(i)the calculations provided in Section 3(d) hereof shall be performed as of the Valuation Date as if the Qualified Termination had not occurred;

(ii)the Earned LTIP Unit Equivalent calculated pursuant to Section 3(d) shall be multiplied by the Partial Service Factor (with the resulting number being rounded to the nearest whole LTIP Unit or, in the case of 0.5 of a unit, up to the next whole unit), and such adjusted number of LTIP Units shall be deemed the Employee’s Earned LTIP Unit Equivalent for all purposes under this Agreement; and

(iii)the Employee’s Earned LTIP Unit Equivalent as adjusted pursuant to Section 4(b)(ii) above shall no longer be subject to forfeiture pursuant to Section 3(e) hereof; provided that, notwithstanding that no Continuous Service requirement pursuant to Section 3(e) hereof will apply to the Employee after the effective date of a Qualified Termination, except in the case of death or Disability, the Employee will not have the right to Transfer (as defined in Section 9 hereof) his or her Award LTIP Units or request redemption of his or her Common Units under the Partnership Agreement until such dates as of which his or her Earned LTIP Unit Equivalent, as adjusted pursuant to Section 4(b)(ii) above, would have become vested pursuant to Section 3(e) absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 4(b)(iii) is to prevent a situation where Employees who have had a Qualified Termination would be able to realize the value of their Award LTIP Units or Common Units (through Transfer or redemption) before other Employees whose Continuous Service continues through the applicable vesting dates set forth in Section 3(e) hereof.

(c)In the event of a Qualified Termination after the Valuation Date, all unvested Award LTIP Units that have not previously been forfeited pursuant to the calculations set forth in Section 3(d) hereof shall no longer be subject to forfeiture pursuant to Section 3(e) hereof; provided that, notwithstanding that no Continuous Service requirement pursuant to Section 3(e) hereof will apply to the Employee after the effective date of a Qualified Termination, except in the case of death or Disability, the Employee will not have the right to Transfer (as defined in Section 9 hereof) his or her Award LTIP Units or request redemption of his or her Common Units under the Partnership Agreement until such dates as of which his or her Earned LTIP Unit Equivalent would have become vested pursuant to Section 3(e) absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 4(c) is to prevent a situation where Employees who have had a Qualified Termination would be able to realize the value of their Award LTIP Units or Award Common Units (through Transfer or redemption) before other grantees of Earned LTIP awards whose Continuous Service continues through the applicable vesting dates set forth in Section 3(e) hereof.

(d)In the event of a termination of the Employee’s Continuous Service other than a Qualified Termination, all Award LTIP Units except for those that, as of the date at such termination, both (i) have ceased to be subject to forfeiture pursuant to Sections 3(c) and (d) hereof and (ii) are vested pursuant to Section 3(e) hereof shall, without payment of any consideration by the Partnership, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Employee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Award LTIP Units.

5.Change in Control.

(a)If the Valuation Date occurs upon the date of a Change in Control on or before the first anniversary of the Effective Date, the provisions of Section 3 shall apply to determine the Earned LTIP Unit Equivalent except that (i) the number of LTIP Units earned under the Absolute TSR Component shall be measured against performance hurdles prorated to reflect the shortened Performance Period, and (ii) the resulting Earned LTIP Unit Equivalent shall be prorated to reflect the portion of the Performance Period that had elapsed as of the date of such Change in Control. If the Valuation Date occurs upon the date of a Change in Control after the first anniversary of the Effective Date, the Earned LTIP Unit Equivalent shall be determined as provided in the preceding sentence, but without proration of the Earned LTIP Unit Equivalent.

(b)The number of Earned LTIP Unit Equivalent determined under Section 3, as modified by Section 5(a), shall remain subject to vesting tied to Continuous Employment as provided in Section 3(e), except that the Employee shall become fully vested in the Earned LTIP Unit Equivalent if he is terminated without Cause or resigns for Good Reason within 18 months following the Change in Control.

(c)If the Change in Control occurs after the third anniversary of the Effective Date, and the Employee is terminated without Cause or resigns for Good Reason within 18 months following the Change in Control, the Employee shall become fully vested in the Earned LTIP Unit Equivalent.

(d)Notwithstanding the foregoing, if the Earned LTIP Unit Equivalent does not remain outstanding after a Change in Control, then the Employee shall become fully vested in the Earned LTIP Unit Equivalent upon the consummation of the Change in Control.

6.Distribution Participation Date and LTIP Unit Initial Sharing Percentage.

(a)The holder of the Award LTIP Units shall be entitled to receive distributions and allocations with respect to such Award LTIP Units to the extent provided for in the Partnership Agreement, including Exhibit E thereof, as modified hereby.

(b)The Distribution Participation Date with respect to such Award LTIP Units shall be the Valuation Date. Accordingly, for the avoidance of doubt, from the Grant Date until the Distribution Participation Date, the holder of the Award LTIP Units shall only be entitled to certain distributions and allocations described in, and pursuant to, Sections 2.A. and 3 of Exhibit E to the Partnership Agreement with respect to an Award LTIP Unit in an amount equal to the product of the LTIP Unit Initial Sharing Percentage for such Award LTIP Unit and the amount otherwise distributable or allocable with respect to such Award LTIP Unit.

(c)The LTIP Unit Initial Sharing Percentage shall be ten percent (10%). For the avoidance of doubt, after the Valuation Date, Award LTIP Units, both vested and (until and unless forfeited pursuant to Section 3(f) or Section 4(d)) unvested, shall be entitled to receive the same distributions payable with respect to Common Units if the payment date for such distributions is after the Distribution Participation Date, even though the record date for such distributions is before the Distribution Participation Date.

(d)All distributions paid with respect to Award LTIP Units, both before and after the Distribution Participation Date, shall be fully vested and non-forfeitable when paid, whether or not the underlying LTIP Units have been earned based on performance or have become vested based on the passage of time as provided in Section 3 or Section 4 hereof.

7.Certain Adjustments. If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or other transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Company, or any extraordinary dividend or other distribution to holders of Common Shares or Class A Units other than regular dividends shall occur, or (iii) any other event shall occur that in each case in the good faith judgment of the Compensation Committee of the Board (the “Committee”) necessitates action by way of appropriate equitable adjustment in the terms of this Agreement, the Plan or the LTIP Units, then the Committee shall take such action as it deems necessary to maintain the Employee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement and the terms of the LTIP Units prior to such event, including, without limitation: (A) adjustments in the LTIP Units; and (B) substitution of other awards under the Plan or otherwise. In the event of any change in the outstanding Common Shares (or corresponding change in the Conversion Factor (as defined in the Partnership Agreement) applicable to Class A Units of the Partnership) by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to common shareholders of the Company other than regular dividends, any Class A Units, shares or other securities received by the Employee with respect to the applicable Award LTIP Unit which have not been earned or still subject to a risk of forfeiture will be subject to the same restrictions as the Award LTIP Units with respect to an equivalent number of shares or securities and shall be deposited with the Company.

8.Incorporation of Plan; Interpretation by Administrator. This Agreement is subject to the terms, conditions, limitations and definitions contained in the Plan, to the extent not inconsistent with the terms of this Agreement. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of this Agreement shall control. The Administrator may make such rules and regulations and establish such procedures for the administration of this Agreement, which are consistent with the terms of this Agreement, as it deems appropriate.

9.Restrictions on Transfer.

(a)Except as otherwise permitted by the Administrator, none of the Award LTIP Units granted hereunder nor any of the common units of the Partnership into which such Award LTIP Units may be converted (the “Award Common Units”) shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”) and the Conversion Right (as defined in the Partnership Agreement) may not be exercised with respect to the Award Common Units, provided that, at any time after the date that (i) the Award LTIP Units vest and (ii) is two years after the Grant Date, (A) Award LTIP Units or Award Common Units may be Transferred to a charity or to the Employee’s Family Members (as defined below) by gift or domestic relations order, provided that the transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent Transfers shall be prohibited except those in accordance with this Section 9 and (B) the Conversion Right may be exercised with respect to Award Common Units, and Award Common Units may be Transferred to the Partnership or the Company in connection with the exercise of the Conversion Right, in accordance with and to the extent otherwise permitted by the terms of the Partnership Agreement. Additionally, all Transfers of Award LTIP Units or Award Common Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act) and the applicable terms and conditions of the Partnership Agreement. In connection with any Transfer of Award LTIP Units or Award Common Units, the Partnership may require the Employee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units or Award Common Units not in accordance with the terms and conditions of this Section 9 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award LTIP Units or Award Common Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award LTIP Units or Award Common Units. Except as otherwise provided herein, this Agreement is personal to the Employee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

(b)For purposes of this Agreement, “Family Member” of an Employee, means the Employee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Employee’s household (other than a tenant of the Employee), a trust in which these persons (or the Employee) own more than 50 percent of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50 percent of the voting interests.

10.Certificates; Legend. Each certificate, if any, issued in respect of the Restricted LTIP Units awarded under this Agreement shall be registered in the Employee’s name and held by the Company until the expiration of the applicable Vesting Period. If certificates representing the LTIP Units are issued by the Partnership, at the expiration of each Vesting Period, the Company shall deliver to the Employee (or, if applicable, to the Employee’s legal representatives, beneficiaries or heirs) certificates representing the number of LTIP Units that vested upon the expiration of such Vesting Period. The records of the Partnership and any other documentation evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the Partnership Agreement.

11.Tax Withholding. The Company or its applicable affiliate (including the Partnership) has the right to withhold from cash compensation payable to the Employee all applicable income and employment taxes due and owing at the time the applicable portion of the Restricted LTIP Units becomes includible in the Employee’s income (the “Withholding Amount”), and/or to delay delivery of Restricted LTIP Units until appropriate arrangements have been made for payment of such withholding. In the alternative, the Company has the right to retain and cancel, or sell or otherwise dispose of, such number of Restricted LTIP Units as have a market value (determined as of the date the applicable LTIP Units vest) approximately equal to the Withholding Amount, with any excess proceeds being paid to Employee.

12.Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Employee acknowledges that the Plan may be amended or discontinued in accordance with the provisions thereof and that this Agreement may be amended or canceled by the Administrator, on behalf of the Company and the Partnership, in each case for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Employee’s rights under this Agreement without the Employee’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Employee or the Company or the Partnership to insist upon strict compliance with any provision of this Agreement, or to assert any right the Employee or the Company or the Partnership, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

13.Complete Agreement. Other than as specifically stated herein or as otherwise set forth in any employment, change in control or other agreement or arrangement to which the Employee is a party which specifically refers to the Award LTIP Units or to the treatment of compensatory equity held by the Employee generally, this Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

14.Investment Representation; Registration. The Employee agrees that any resale of the LTIP Units received upon the expiration of the applicable Vesting Period (or the Company’s Common Shares) received upon redemption of or in exchange for LTIP Units or Class A Units of the Partnership into which LTIP Units may have been converted) shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then-applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act, or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule). The Employee hereby makes the covenants, representations and warranties set forth on Exhibit B attached hereto as of the Grant Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Employee. The Employee shall promptly notify the Partnership upon discovering that any of the representations or warranties set forth on Exhibit B was false when made or have, as a result of changes in circumstances, become false. The Partnership will have no obligation to register under the Securities Act any of the Award LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of the Award LTIP Units into other limited partnership interests of the Partnership.

15.No Right to Employment. Nothing herein contained shall affect the right of the Company or any affiliate to terminate the Employee’s services, responsibilities and duties at any time for any reason whatsoever.

16.No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

17.Status of Award LTIP Units under the Plan. The Award LTIP Units are both issued as equity securities of the Partnership and granted as “Awards” under the Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue Common Shares in exchange for partnership units into which Award LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Common Shares, if issued, will be issued under the Plan. The Employee must be eligible to receive the LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Employee acknowledges that the Employee will have no right to approve or disapprove such determination by the Company.

18.Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

19.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to any principles of conflicts of law which could cause the application of the laws of any jurisdiction other than the State of Maryland.

20.Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

21.Notices. Any notice to be given to the Company shall be addressed to the Executive Vice President of the Company at 888 Seventh Avenue, New York, New York 10019, and any notice to be given the Employee shall be addressed to the Employee at the Employee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Employee may hereafter designate in writing to the other.

22.Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

23.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and any successors to the Employee by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Employee. None of the LTIP Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action, a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting and (b) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement. Any attempted Transfer of LTIP Units not in accordance with the terms and conditions of this Section 10 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units as a result of any such Transfer, and shall otherwise refuse to recognize any such Transfer.

24.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Employee (i) authorizes the Company to collect, process, register and transfer to its agents all Relevant Information; and (ii) authorizes the Company and its agents to store and transmit such information in electronic form. The Employee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law and to the extent necessary to administer the Plan and this Agreement, and the Company and its agents will keep the Relevant Information confidential except as specifically authorized under this paragraph.

25.Electronic Delivery of Documents. By accepting this Agreement, the Employee (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Employee by contacting the Company by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.

26.Acknowledgement. The Employee hereby acknowledges and agrees that this Agreement and the LTIP Units issued hereunder shall constitute satisfaction in full of all obligations of the Company and the Partnership, if any, to grant to the Employee LTIP Units pursuant to the terms of any written employment agreement or letter or other written offer or description of employment with the Company and/or the Partnership executed prior to or coincident with the date hereof.

[signature page follows]

URBAN EDGE PROPERTIES

By:
Name:
Title:

URBAN EDGE PROPERTIES LP

By:
Name:
Title:

EMPLOYEE

Name:
Address:

EXHIBIT A
FORM OF LIMITED PARTNER SIGNATURE PAGE
The Employee, desiring to become one of the within named Limited Partners of Urban Edge Properties LP, hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Limited Partnership Agreement, dated as of January 14, 2015, of Urban Edge Properties LP, as amended (the “Partnership Agreement”). The Employee agrees that this signature page may be attached to any counterpart of the Partnership Agreement and further agrees as follows (where the term “Limited Partner” refers to the Employee): Capitalized terms used but not defined herein have the meaning ascribed thereto in the Partnership Agreement.
(A)The Limited Partner hereby confirms that it has reviewed the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Partnership Units.

(B)The Limited Partner hereby confirms that it is acquiring the Partnership Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Partnership Units may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the Partnership (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Partnership Units as to which evidence of such registration or exemption from registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the General Partner delivers to the Limited Partner Common Shares of beneficial interest of the General Partner (“Common Shares”) upon redemption of any Partnership Units, the Common Shares will be acquired for the Limited Partner’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the General Partner with respect to such Common Shares (which it has no obligation under the Partnership Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.

(C)The Limited Partner hereby affirms that it has appointed the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 2.4 of the Partnership Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

(D)The Limited Partner hereby confirms that, notwithstanding any provisions of the Partnership Agreement to the contrary, the LTIP Units shall not be redeemable by the Limited Partner pursuant to Section 8.6 of the Partnership Agreement.

(E)(a) The Limited Partner hereby irrevocably consents in advance to any amendment to the Partnership Agreement, as may be recommended by the General Partner, intended to avoid the Partnership being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 8.6 of the Partnership Agreement intended to increase the waiting period between the delivery of a Notice of Redemption and the Specified Redemption Date and/or the Valuation Date to up to sixty (60) days or (y) any other amendment to the Partnership Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).

(b) The Limited Partner hereby appoints the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 5(a) on the Limited Partner’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.
(F)The Limited Partner agrees that it will not transfer any interest in the Partnership Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, (ii) PORTAL or (iii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership or (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others.

(G)The Limited Partner acknowledges that the General Partner shall be a third-party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 6 hereof. The Limited Partner agrees that it will transfer, whether by assignment or otherwise, Partnership Units only to the General Partner or to transferees that provide the Partnership and the General Partner with the representations and covenants set forth in Sections 4 and 6 hereof.

(H)This acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Signature Line for Limited Partner:

Name:
Date:	, 20

EXHIBIT B
EMPLOYEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES
The Employee hereby represents, warrants and covenants as follows:

(a)	The Employee has received and had an opportunity to review the following documents (the “Background Documents”):

(i)	The Company’s latest Annual Report to Shareholders;

(ii)	The Company’s Proxy Statement for its most recent Annual Meeting of Shareholders;

(iii)	The Company’s and the Partnership’s Reports on Form 10-K for the fiscal year most recently ended;

(iv)
The Company’s and the Partnership’s Form 10-Q, if any, for the most recently ended quarter filed by the Company and the Partnership with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;

(v)
Each of the Current Report(s) on Form 8-K of the Company and the Partnership, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company and the Partnership;

(vi)	The Partnership Agreement; and

(vii)The Plan.

The Employee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Employee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.

(b)	The Employee hereby represents and warrants that:

(i)
The Employee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Employee, together with the business and financial experience of those persons, if any, retained by the Employee to represent or advise him with respect to the grant to him of LTIP Units, the potential conversion of LTIP Units into Class A Units of the Partnership (“Common Units”) and the potential redemption of such Common Units for the Company’s Common Shares (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Employee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.

(ii)
The Employee understands that (A) the Employee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Employee is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Employee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Employee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Employee believes to be necessary and appropriate to make an informed decision to accept this award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Employee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Employee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Employee to verify the accuracy of information conveyed to the Employee. The Employee confirms that all documents, records, and books pertaining to his receipt of LTIP Units which were requested by the Employee have been made available or delivered to the Employee. The Employee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Employee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Employee by the Partnership or the Company.

(iii)
The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Employee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Employee’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.

(iv)
The Employee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Employee contained herein, (C) such LTIP Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except that, upon the redemption of the Common Units for REIT Shares, the Company may issue such REIT Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Employee is eligible to receive such REIT Shares under the Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Employee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Employee may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.

(v)	The Employee has determined that the LTIP Units are a suitable investment for the Employee.

(vi)
No representations or warranties have been made to the Employee by the Partnership or the Company, or any officer, director, shareholder, agent or affiliate of any of them, and the Employee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in paragraph (a) above.

(c)
So long as the Employee holds any LTIP Units, the Employee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d)
The address set forth on the signature page of this Agreement is the address of the Employee’s principal residence, and the Employee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.